UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2018

Cosmos Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54436	27-0611758
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd, Suite 4236, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 865-0026

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2018, SkyPharm S.A., as Commodity Buyer, and the Company, as Guarantor, entered into a Further Amendment to Supplemental Deed dated May 16, 2018 with Synthesis Structured Commodity Trade Finance Limited (“Synthesis”). The parties entered into a Trade Finance Facility Agreement (the “Agreement”) dated May 12, 2017, as amended on November 16, 2017, pursuant to which Synthesis granted SkyPharm a trade finance facility (the “Facility”). The outstanding principal balance under the Facility as of October 17, 2018 will be US$4,000,000 and €2,000,000. All accrued interest and any other fees outstanding as of October 1, 2018 were forgiven. Interest commenced on October 1, 2018 at six (6%) percent per annum plus one month EURIBOR, when it is positive, and 6% per annum plus USD one month LIBOR. Provided the Facility has not been terminated as of August 31, 2019, SkyPharm shall repay the principal amount in quarterly installments of €125,000 and US$150,000 commencing no later than August 31, 2019. The remaining unpaid principal shall be repaid in full with all other outstanding amounts at final maturity of August 31, 2021. SkyPharm is required to open accounts with Varengold Bank AG no later than November 30, 2018.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.
10.1	Further Amendment dated October 17, 2018 to Supplemental Deed dated May 16, 2018 by and among SkyPharm S.A., Cosmos Holdings Inc. and Synthesis Structured Commodity Trade Finance Limited

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS HOLDINGS INC.

Date: October 18, 2018	By:	/s/ Grigorios Siokas
Grigorios Siokas
Chief Executive Officer

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